ITEM 6. Part III - SUPPLEMENTAL INFORMATION REGARDING COMPENSATION AND SECURITY
             OWNERSHIP OF OFFICERS AND DIRECTORS OF SYSTEM COMPANIES


(b) Security Ownership of Certain Beneficial Owners and Management

Cinergy (including Investments, Global Resources, and Services)

The beneficial ownership of Cinergy's common stock held by each nominee, continuing director, and named executive officer, including those of Investments and subsidiaries (as identified on pages XX-XX of this Annual Report on Form U5S
(U5S)) and of units equal to one share of Cinergy's common stock paid as compensation to non-employee directors, as of December 31, 1998, is set forth in the following table.

                                                          Amount and Nature
 Name of Beneficial Owner (1)                        of Beneficial Ownership (2)             Units (3)
 ----------------------------                        ---------------------------             ---------

Neil A. Armstrong                                             10,750 shares
James K. Baker                                                23,605 shares                    5,901
Michael G. Browning                                           28,835 shares                    9,495
Phillip R. Cox                                                10,238 shares
Kenneth M. Duberstein                                         22,991 shares
Cheryl M. Foley                                               81,306 shares
William J. Grealis                                           109,649 shares
John A. Hillenbrand II                                        33,472 shares                    9,542
George C. Juilfs                                              13,750 shares
John M. Mutz                                                 113,145 shares
Melvin Perelman                                               23,423 shares                    8,918
Thomas E. Petry                                               12,000 shares
Jackson H. Randolph                                          209,609 shares
James E. Rogers                                              398,526 shares
Mary L. Schapiro                                                   0 shares
John J. Schiff, Jr.                                           51,059 shares (4)
Philip R. Sharp                                                6,000 shares
Dudley S. Taft                                                13,000 shares
Larry E. Thomas                                              131,737 shares
Oliver W. Waddell                                             15,253 shares
All directors and executive officers
   as a group                                              1,994,955 shares (2)
                                                  (representing 1.26% of the class)
-------------------

(1) No individual listed beneficially owned more than 0.252% of the outstanding shares of Cinergy's common stock.

ITEM 6. Part III - SUPPLEMENTAL INFORMATION REGARDING COMPENSATION AND SECURITY
             OWNERSHIP OF OFFICERS AND DIRECTORS OF SYSTEM COMPANIES

[FN]
(2) Includes shares which there is a right to acquire within 60 days pursuant to the exercise of stock options in the following amounts: Mr. Armstrong-10,000; Mr. Baker-10,000; Mr. Browning-22,787; Mr. Cox-10,000;
     Mr. Duberstein-15,287; Ms. Foley-20,000; Mr. Grealis-73,237; Mr. Hillenbrand-10,000; Mr. Juilfs-10,000; Mr. Mutz-80,000; Dr. Perelman-10,000; Mr. Petry-10,000; Mr. Randolph-91,258; Mr. Rogers-195,629;
     Mr. Schiff-10,000; Dr. Sharp-5,000; Mr. Taft-10,000; Mr. Thomas-62,516; and
     all directors and executive officers as a group-1,005,613.

(3) Each unit represents one share of Cinergy's common stock credited to the account of the respective directors as of December 31, 1998, under the Cinergy Directors' Deferred Compensation Plan.

(4) Includes 15,000 shares owned of record by a trust of which Mr. Schiff is one of three trustees who share voting and investment power equally. Does not include 1,791,000 shares, as to which Mr. Schiff disclaims any beneficial interest, held by Cincinnati Financial Corporation and certain of its subsidiaries.

CG&E (including subsidiaries)

CG&E's (and subsidiaries') directors and executive officers (as identified on pages XX-XX of this U5S) did not beneficially own any shares of any series of the class of CG&E's cumulative preferred stock as of February 28, 1999. The beneficial ownership of the outstanding shares of Cinergy's common stock held by each director and named executive officer as of February 28, 1999, is set forth in the following table.

                                                       Amount and Nature
          Name of Beneficial Owner (1)            of Beneficial Ownership (2)
          ----------------------------            ---------------------------

William J. Grealis                                        86,313 shares
J. Wayne Leonard                                         140,961 shares
Jackson H. Randolph                                      152,426 shares
James E. Rogers                                          339,254 shares
Larry E. Thomas                                          130,366 shares

All directors and executive officers as a group        1,210,848 shares (2)
                                               (representing 0.76% of the class)
-------------------

(1) No individual listed beneficially owned more than 0.257% of the outstanding shares of Cinergy's common stock.
(2) Includes shares which there is a right to acquire within 60 days pursuant to the exercise of stock options in the following amounts: Mr. Grealis-73,237; Mr. Randolph-91,258; Mr. Rogers-195,629; Mr. Thomas-62,516;
     and all directors and executive officers as a group-562,690.

ITEM 6. Part III - SUPPLEMENTAL INFORMATION REGARDING COMPENSATION AND SECURITY
             OWNERSHIP OF OFFICERS AND DIRECTORS OF SYSTEM COMPANIES

PSI (including subsidiaries)

PSI's (and its sole subsidiary) director-nominees and named executive officers (as identified on pages XX-XX of this U5S) did not beneficially own any shares of any series of the class of PSI's cumulative preferred stock as of December 31, 1998. The beneficial ownership of the outstanding shares of Cinergy's common stock held by each director-nominee and named executive officer, and of units equal to one share of Cinergy common stock paid as compensation to non-employee directors of Cinergy, as of December 31, 1998, is set forth in the following table.

                                                          Amount and Nature
 Name of Beneficial Owner (1)                        of Beneficial Ownership (2)             Units (3)
 ----------------------------                        ---------------------------             ---------

James K. Baker                                                23,605 shares                    5,901
Michael G. Browning                                           28,835 shares                    9,495
William J. Grealis                                           109,649 shares
John A. Hillenbrand II                                        33,472 shares                    9,542
John M. Mutz                                                 113,145 shares
Jackson H. Randolph                                          209,609 shares
James E. Rogers                                              398,526 shares
Larry E. Thomas                                              131,737 shares
All directors and executive officers
   as a group                                              1,306,603 shares (2)
                                                  (representing .824% of the class)

-------------------

(1) No individual listed beneficially owned more than 0.52% of the outstanding shares of Cinergy's common stock.

(2) Includes shares which there is a right to acquire within 60 days pursuant to the exercise of stock options in the following amounts: Mr. Baker-10,000; Mr. Browning-22,287; Mr. Hillenbrand-10,000; Mr. Mutz-80,000;
     Mr. Randolph-91,258; Mr. Rogers-195,629; Mr. Thomas-62,516; and all directors and executive officers as a group-635,919.

(3) Each unit represents one share of Cinergy's common stock credited to the account of the respective directors as of December 31, 1998, under Cinergy's Directors' Deferred Compensation Plan.

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